Exhibit 10.4

CONSENT AND FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 1st day of May, 2017, by and among MAUI ACQUISITION CORP., a Delaware corporation ("Holdings"), SAFARILAND, LLC, a Delaware limited liability company and successor by merger to each of Rogers Holster Co., LLC, a Florida limited liability company, and HolsterOps, LLC, a Florida limited liability company ("Safariland"), SAFARILAND GLOBAL SOURCING, LLC, a Delaware limited liability company ("Global Sourcing"), HORSEPOWER, LLC, a Delaware limited liability company ("Horsepower"), MUSTANG SURVIVAL HOLDINGS, INC., a Delaware corporation ("Mustang Holdings"), MUSTANG SURVIVAL, INC., a Washington corporation ("Mustang Survival"), MUSTANG SURVIVAL MFG, INC., a Delaware corporation ("Mustang Manufacturing"), MED-ENG, LLC, a Delaware limited liability company ("Med-Eng"), TACTICAL COMMAND INDUSTRIES, INC., a California corporation ("TCI"), SENCAN HOLDINGS, LLC, a Delaware limited liability company ("Sencan Holdings"), ATLANTIC TACTICAL, INC., a Pennsylvania corporation and successor by merger to Atlantic Tactical of New Jersey Inc., a New Jersey corporation ("ATI"), VIEVU, LLC, a Washington limited liability company ("Vievu"), LAWMEN’S DISTRIBUTION, LLC, a Delaware limited liability company ("Lawmen’s"), SAFARILAND DISTRIBUTION, LLC, a Delaware limited liability company ("Distribution"), UNITED UNIFORM DISTRIBUTION, LLC, a Delaware limited liability company ("UUD" and, together with Holdings, Safariland, Global Sourcing, Horsepower, Mustang Holdings, Mustang Survival, Mustang Manufacturing, Med-Eng, TCI, Sencan Holdings, ATI, Vievu, Lawmen’s and Distribution, collectively, "U.S. Borrowers"), MUSTANG SURVIVAL ULC, a British Columbia unlimited liability company ("Canadian Borrower"; together with U.S. Borrowers, collectively, "Borrowers"), MED-ENG HOLDINGS ULC, a British Columbia unlimited liability company ("Med-Eng ULC"; together with Borrowers, collectively, "Obligors"), as Canadian Guarantor, the financial institutions party thereto from time to time as lenders (collectively, "Lenders"), and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders ("Agent").

Recitals:

Agent, Lenders and Obligors are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Agent and Lenders have made extensions of credit and other financial accommodations available to Borrowers.

Prior to the date hereof, Atlantic Tactical of New Jersey Inc., a New Jersey corporation, merged into and with ATI, with ATI as the surviving corporation, and HolsterOps, LLC, a Florida limited liability company, merged into and with Rogers Holster Co., LLC, a Florida limited liability company, with Rogers Holster Co., LLC, a Florida limited liability company, as the surviving limited liability company. Rogers Holster Co., LLC, a Florida limited liability company, subsequently merged into and with Safariland, with Safariland as the surviving limited liability company.

In addition, prior to the date hereof, Safariland formed TSG UK Investment Holdings Limited, a private company under the laws of England and Wales with company number 1047705 ("UK Parent"), and Safariland subsequently loaned $20,514,800 to UK Parent (the "UK Parent Loan"). UK Parent used the proceeds of the UK Parent Loan to purchase all of the issued and outstanding Equity Interests of TWP (Newco) 107 Limited, a private limited company under the laws of England and Wales with company number 07664085, which owns all of the issued and outstanding Equity Interests of each of (a) Aegis Engineering Limited, a private limited company under the laws of England and Wales with company number 07418287, (b) LBA International Limited, a private limited company under the laws of England and Wales with company number 04171559, and (c) Tetranike Limited, a private limited company under the laws of England and Wales with company number 09059071.

Also, prior to the date hereof, Safariland loaned Med-Eng ULC $13,000,000 (the "2016 Med-Eng Loan"). Med-Eng ULC used the proceeds of the 2016 Med-Eng Loan to purchase (the "PSP Acquisition") all of the issued and outstanding Equity Interests of Pacific Safety Products Inc., an Ontario corporation ("PSP"), which owns all of the issued and outstanding Equity Interests of GH Armor Systems Inc., a Delaware corporation formerly known as Sentry Armor Systems Inc. ("GH").

Additionally, prior to the date hereof, Med-Eng made a loan in the original principal amount of $1,200,000 to ICP NEWTECH LTD, a company incorporated and registered in Ireland ("ICP"), pursuant to a secured promissory note issued by ICP in favor of Med-Eng (the "ICP Note"), as disclosed on Schedule 10.2.7 to the Loan Agreement. ICP and Med-Eng desire to either (i) increase the outstanding principal balance of the ICP Note by up to $300,000 or (ii) have ICP issue a new secured promissory note in favor of Med-Eng in the principal amount of up to $300,000 (collectively, the "Supplemental ICP Loan").

Obligors have requested that Agent and Lenders consent to Obligors' consummation of each of the following after the date hereof:

(a)	the distribution to Safariland by Horsepower of all of the issued and outstanding Equity Interests of Canadian Borrower;

(b)	the contribution to Sencan Holdings by Safariland of all of the issued and outstanding Equity Interests of Canadian Borrower;

(c)	the contribution by Safariland of up to $5,500,000 to equity of Sencan Holdings;

(d)	the contribution by Sencan Holdings of up to $5,500,000 to equity of Med-Eng ULC and the addition of such amount to the legal stated capital of the existing shares;

(e)	the repayment by Med-Eng ULC of a portion of the 2016 Med-Eng Loan in a principal amount not to exceed $5,500,000;

(f)	after the consummation of the PSP Acquisition, the contribution by PSP to GH of $10,000,000 of intercompany debt owed by GH to PSP as additional paid-in capital of GH;

(g)	the transfer by PSP of all of the issued and outstanding Equity Interests of GH to Safariland in exchange for a non-interest bearing note payable by Safariland to the order of PSP in the original principal amount not to exceed $3,500,000 (the "GH Sale Loan");

(h)	the transfer by PSP of the GH Sale Loan to Med-Eng ULC in exchange for a non-interest bearing note payable by Med-Eng ULC to the order of PSP in the original principal amount not to exceed $3,500,000;

(i)	the repayment by Med-Eng ULC of a portion of the 2016 Med-Eng Loan in a principal amount not to exceed $3,500,000 by offsetting the GH Sale Loan against the 2016 Med-Eng Loan;

(j)	the formation of a limited partnership (or commanditaire vennootschap) under the laws of the Netherlands, with an initial chief executive office and domicile in the Bahamas, with Safariland as the 99.99% general partner and Horsepower as the 0.01% limited partner ("Dutch CV Holdco");

(k)	the formation of a private limited liability company (or besloten vennootschap) under the laws of the Netherlands, with an initial chief executive office and domicile in the Netherlands, as a wholly owned Subsidiary of Dutch CV Holdco ("Dutch BV Holdco");

(l)	the conversion of a principal amount not to exceed $6,000,000 of the UK Parent Loan into equity of UK Parent (the "UK Parent Loan Contribution");

(m)	the loan by Safariland of a principal amount not to exceed $19,000,000 to Dutch CV Holdco in exchange for an interest-bearing note;

(n)	the loan by Dutch CV Holdco of a principal amount not to exceed $19,000,000 to Dutch BV Holdco in exchange for an interest-free loan;

(o)	the loan by Dutch BV Holdco of a principal amount not to exceed $19,000,000 to UK Parent in exchange for an interest-bearing note;

(p)	the satisfaction of the UK Parent Loan by UK Parent;

(q)	the contribution to Sencan Holdings by Safariland of all of the issued and outstanding Equity Interests of UK Parent;

(r)	the contribution to Dutch CV Holdco by Sencan Holdings of all of the issued and outstanding Equity Interests of UK Parent such that Sencan Holdings becomes a general partner of Dutch CV Holdco;

(s)	the contribution to Dutch BV Holdco (the "Second UK Parent Contribution") by Dutch CV Holdco of all of the issued and outstanding Equity Interests of UK Parent;

(t)	the contribution to Sencan Holdings by Safariland of all of the issued and outstanding Equity Interests of Sencan Limited ("Sencan UK");

(u)	the contribution to Dutch CV Holdco by Sencan Holdings of all of the issued and outstanding Equity Interests of Sencan UK;

(v)	the contribution to Dutch BV Holdco by Dutch CV Holdco of all of the issued and outstanding Equity Interests of Sencan UK;

(w)	the contribution to UK Parent by Dutch BV Holdco of all of the issued and outstanding Equity Interests of Sencan UK;

(x)	the loan by Safariland of a principal amount not to exceed $11,500,000 to Dutch CV Holdco in exchange for an interest-bearing note;

(y)	the loan by Dutch CV Holdco of a principal amount not to exceed $11,500,000 to Dutch BV Holdco in exchange for an interest-free loan;

(z)	the loan by Dutch BV Holdco of a principal amount not to exceed $11,500,000 to Canadian Borrower in exchange for an interest-bearing note;

(aa)	the repayment in full of the Canadian IDA by Canadian Borrower;

(bb)	the conversion by Canadian Borrower of an amount not to exceed $5,000,000 of contributed surplus to legally stated capital;

(cc)	the contribution by Sencan Holdings of all of the issued and outstanding Equity Interests of Canadian Borrower to Dutch CV Holdco;

(dd)	the contribution by Dutch CV Holdco of all of the issued and outstanding Equity Interests of Canadian Borrower to Dutch BV Holdco;

(ee)	the contribution by Safariland of UAB "Safariland International", a company incorporated and existing under the laws of Lithuania ("SAF Lithuania"), to Sencan Holdings;

(ff)	the contribution by Sencan Holdings of all of the issued and outstanding Equity Interests of SAF Lithuania to Dutch CV Holdco;

(gg)	the contribution by Dutch CV Holdco of all of the issued and outstanding Equity Interests of SAF Lithuania to Dutch BV Holdco;

(hh)	the loan by Safariland of a principal amount not to exceed $10,200,000 to Dutch CV Holdco in exchange for an interest-bearing note;

(ii)	the loan by Dutch CV Holdco of a principal amount not to exceed $10,200,000 to Dutch BV Holdco in exchange for an interest-free loan;

(jj)	the loan by Dutch BV Holdco of a principal amount not to exceed $10,200,000 to Med-Eng ULC in exchange for an interest-bearing note;

(kk)	the repayment in full of the 2016 Med-Eng Loan by Med-Eng ULC;

(ll)	the contribution by Sencan Holdings of all of the issued and outstanding Equity Interests of Med-Eng ULC to Dutch CV Holdco; and

(mm)	the contribution by Dutch CV Holdco of all of the issued and outstanding Equity Interests of Med-Eng ULC to Dutch BV Holdco.

The transactions in clauses (a) through (mm) above are referred to as the "Final Foreign Restructuring Transactions." One or more of the Final Foreign Restructuring Transactions may constitute a Permitted Foreign Restructuring Transaction under the Loan Agreement; however, Obligors have requested that, for the avoidance of doubt, Agent and Lenders consent to the Final Foreign Restructuring Transactions, as one or more of the Final Foreign Restructuring Transactions may be prohibited by various provisions of the Loan Agreement.

Obligors also have requested that Agent and Lenders amend the Loan Agreement as hereinafter set forth.

Subject to the terms and conditions set forth in this Amendment, Agent and Lenders are willing to (a) consent to the consummation of the Final Foreign Restructuring Transactions and (b) amend the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.       Consent. Subject to satisfaction of all of the conditions set forth in Section 9 of this Amendment, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent, Agent and Lenders hereby consent to the Final Foreign Restructuring Transactions and acknowledge that the consummation thereof shall not constitute a violation of any Loan Document, so long as all of the Final Foreign Restructuring Transactions are consummated on or before June 30, 2017.

3.       Amendments to Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 9 of this Amendment, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent, the Loan Agreement shall be amended as follows:

(a)       By deleting the definitions of "Canadian IDA," "Distribution," "Restricted Investment" and "UK IDA" from Section 1.1 of the Loan Agreement and by substituting the following in lieu thereof:

Canadian IDA: (a) prior to the consummation of the Final Foreign Restructuring Transactions, the loan from Safariland to Canadian Borrower in the amount of Cdn $10,713,951 pursuant to an intercompany debt agreement dated March 22, 2013, and (b) after the consummation of the Final Foreign Restructuring Transactions, each of the Mustang IDA and the Med-Eng IDA.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt (other than the Term Loan Debt, Debt repaid in connection with the Holdings IDA, each Canadian IDA and the UK IDA, and Debt of the type permitted by Section 10.2.1(t), repayments of which shall be governed by Section 10.2.8) to a holder of Equity Interests (other than advances or distributions to officers or employees otherwise permitted under this Agreement); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Restricted Investment: any Investment by an Obligor or Subsidiary, other than (a) (i) prior to giving effect to the Final Foreign Restructuring Transactions, Investments in Subsidiaries to the extent existing on the Closing Date, (ii) after giving effect to the Final Foreign Restructuring Transactions, Investments in Subsidiaries to the extent existing on or about the First Amendment Date and after giving effect to the Final Foreign Restructuring Transactions, and (iii) Investments constituting one of the (and as set forth in the definition of) Final Foreign Restructuring Transactions, to the extent not otherwise permitted herein; (b) Cash Equivalents that are subject to Agent's Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Permitted Acquisitions; (e) other Investments in an aggregate amount not to exceed the Dollar Equivalent of $5,000,000 at any time; (f) any Investment by a U.S. Obligor in another U.S. Obligor; (g) any Investment by a Canadian Obligor to another Canadian Obligor; (h) any Investment (other than a loan or advance, which is addressed in clause (c) of this definition) by a Non-Obligor Subsidiary in another Non-Obligor Subsidiary or an Obligor; (i) any Investment (other than a loan or advance, which is addressed in clause (c) of this definition) by a Foreign Obligor in another Obligor; (j) any Investment (other than a loan or advance, which is addressed in clause (c) of this definition) by a U.S. Obligor in a Canadian Obligor or a Foreign Obligor or by a Canadian Obligor in a Foreign Obligor or a U.S. Obligor (I) in an aggregate amount at any time outstanding not in excess of $5,000,000 so long as no Default or Event of Default exists at the time such Investment is made or would be caused thereby or (II) in any other amount so long as:

(A)       at the time such Investment is made, no Default or Event of Default exists or would be caused thereby,

(B)        at the time such Investment is made, Average Availability for the 60 day period immediately preceding such Investment calculated on a pro forma basis assuming such Investment was made on the first day of such period (including any Loans made hereunder to finance such Investment) shall be greater than or equal to the greater of

(I) 15% of the aggregate Commitments and

(II) $6,500,000,

(C)        at the time such Investment is made, Availability, on the date such Investment is made (including any Loans made hereunder to finance such Investment), shall be greater than or equal to the greater of

(I) 15% of the aggregate Commitments and

(II) $6,500,000,

(D)        at the time such Investment is made, Obligors provide Agent evidence that, after giving effect to such Investment, Obligors are in compliance with the financial covenant set forth in Section 10.3 on a pro forma basis; provided, that such financial covenant shall be measured as of the most recently ended fiscal month for which Obligors have delivered the financial statements required under Section 10.1.2(a) or (b), as the case may be, for the twelve fiscal month period then ended, and

(E)        each Obligor shall be Solvent both before and after giving effect to such Investment and a Senior Officer or vice president of finance or similar officer having primary responsibility for financial matters of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date such Investment is made, that all such conditions have been satisfied;

(k) prior to the consummation of the Final Foreign Restructuring Transactions, so long as no Default or Event of Default exists at the time such Investment is made or would be caused thereby, any Investment in Sencan UK in an aggregate amount, when aggregated with loans and advances permitted pursuant to Section 10.2.7(k), not to exceed $500,000 at any one time outstanding; (l) prior to the consummation of the Final Foreign Restructuring Transactions, so long as no Default or Event of Default exists at the time such Investment is made or would be caused thereby, any Investment in Target A Purchaser in an aggregate amount at any time outstanding, when aggregated with loans and advances permitted pursuant to Section 10.2.1(t)(iv), not to exceed the Dollar Equivalent of $23,100,000 less the amount of any principal payments made with respect to loans and advances permitted pursuant to Section 10.2.1(t)(iv); (m) prior to the consummation of the Final Foreign Restructuring Transactions, so long as no Default or Event of Default exists at the time such Investment is made or would be caused thereby, any Investment in Med-Eng ULC made in connection with the Target B Acquisition in an aggregate amount at any time outstanding, when aggregated with loans and advances permitted pursuant to Section 10.2.1(t)(v), not to exceed the Dollar Equivalent of $13,200,000 less the amount of any principal payments made with respect to loans and advances permitted pursuant to Section 10.2.1(t)(v); and (n) prior to the consummation of the Final Foreign Restructuring Transactions, a Permitted Foreign Restructuring Transaction.

UK IDA: (a) prior to the consummation of the Final Foreign Restructuring Transactions, the loan from Safariland to Sencan UK in the amount of GBP 182,174 pursuant to an intercompany debt agreement dated September 20, 2013, and (b) after the consummation of the Final Foreign Restructuring Transactions, the loan from Safariland to Dutch CV Holdco in the original principal amount not to exceed $19,000,000 pursuant to an intercompany debt agreement dated on or about the First Amendment Date.

(b)       By adding the following new definitions of "Dutch CV Holdco," "First Amendment," "First Amendment Date," "Final Foreign Restructuring Transactions," "Med-Eng IDA," "Mustang IDA" and "Supplemental ICP Loan" to Section 1.1 of the Loan Agreement in proper alphabetical order:

Dutch CV Holdco: a Person formed on or about the First Amendment Date as a limited partnership (or commanditaire vennootschap) under the laws of the Netherlands, initially with Safariland as the 99.99% general partner and Horsepower as the 0.01% limited partner, and, after the admissions of Sencan Holdings as a general partner in connection with the Final Foreign Restructuring Transactions, with Safariland as the 0.01% general partner, Sencan Holdings as the 99.98% general partner, and Horsepower as the 0.01% limited partner.

First Amendment: that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated the First Amendment Date by and among Obligors, Agent and Lenders.

First Amendment Date: May 1, 2017.

Final Foreign Restructuring Transactions: has the meaning given such term in the First Amendment.

Med-Eng IDA: after the consummation of the Final Foreign Restructuring Transactions, the loan from Safariland to Dutch CV Holdco in the original principal amount not to exceed $11,500,000 pursuant to an intercompany debt agreement dated on or about the First Amendment Date.

Mustang IDA: after the consummation of the Final Foreign Restructuring Transactions, the loan from Safariland to Dutch CV Holdco in the original principal amount not to exceed $10,200,000 pursuant to an intercompany debt agreement dated on or about the First Amendment Date.

Supplemental ICP Loan: has the meaning given such term in the First Amendment.

(c)       By deleting Section 7.6 of the Loan Agreement and by substituting in lieu thereof the following:

7.6       Further Assurances and Post Closing Covenants.

(a)       All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Agent to file any financing statement that describes the Collateral as "all assets" or "all personal property" of such Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

(b)       On or before June 30, 2017, deliver to Agent opinions of local counsel to Obligors, in each case in form and substance satisfactory to Agent, with respect to all Obligors incorporated or organized in the state of California on such date.

(c)       Unless a Permitted Note Transfer with respect thereto has occurred prior to June 30, 2017, deliver to Agent a promissory note or intercompany debt agreement in form and substance reasonably satisfactory to Agent with respect to the Debt that is owed to Safariland or Med-Eng ULC, as the case may be, and permitted pursuant to Section 10.2.1(t)(iv) or Section 10.2.1(t)(v), and pledge or collaterally assign to Agent such note or agreement as security for the Obligations having the priority set forth in the Intercreditor Agreement.

(d)       On or before June 30, 2017, execute and deliver to Agent a pledge, in form and substance reasonably satisfactory to Agent, of 65% of the outstanding voting Equity Interests to secure the U.S. Direct Obligations of all first-tier Subsidiaries of U.S. Borrowers not previously pledged to Agent prior to the Closing Date; provided, that, in connection with the foregoing, Obligors shall (i) deliver to Agent any certificates representing such Equity Interests, together with undated stock or other applicable transfer powers, executed in blank by a duly authorized officer of the applicable pledging Obligor, (ii) if requested by Agent in its discretion, deliver to Agent legal opinions relating to the matters described in this provision, which opinions shall be in form and substance substantially similar to the legal opinions delivered pursuant to Section 6.1(f) and otherwise in form and substance, and from counsel, reasonably satisfactory to Agent, and (iii) take such other action as Agent in good faith deems necessary or appropriate to perfect Agent’s security interest in such Equity Interests.

(d)       By deleting Section 10.2.1(t) of the Loan Agreement and by substituting in lieu thereof the following:

(t)        (i) prior to the consummation of the Final Foreign Restructuring Transactions, Debt of Canadian Borrower that is owed to Safariland on the Closing Date so long as such Debt is not secured by a Lien, the principal amount thereof does not exceed Cdn $10,713,951, plus any capitalized interest thereon, in the aggregate at any time and is evidenced by a promissory note or debt agreement that is pledged or collaterally assigned to Agent as security for the Obligations;

(ii) (A) other unsecured Debt of a Canadian Obligor or a Foreign Obligor that is owed to a U.S. Obligor or (B) unsecured Debt of a Foreign Obligor that is owed to a Canadian Obligor, in each case so long as the following conditions are satisfied:

(I)       at the time of the incurrence of such Debt, no Default or Event of Default exists or would be caused thereby,

(II)      at the time of the incurrence of such Debt, Average Availability for the 60 day period immediately preceding such incurrence calculated on a pro forma basis assuming such incurrence occurred on the first day of such period (including any Loans made hereunder to finance such Debt) shall be greater than or equal to the greater of

(1) 15% of the aggregate Commitments and

(2) $6,500,000,

(III)     at the time of the incurrence of such Debt, Availability, on any date after giving effect to the incurrence of such Debt (including any Loans made hereunder to finance such Debt) shall be greater than or equal to the greater of

(1) 15% of the aggregate Commitments and

(2) $6,500,000,

(IV)      at the time of the incurrence of such Debt, Obligors provide Agent evidence that, after giving effect to the incurrence of such Debt, Obligors are in compliance with the financial covenant set forth in Section 10.3 on a pro forma basis; provided, that such financial covenant shall be measured as of the most recently ended fiscal month for which Obligors have delivered the financial statements required under Section 10.1.2(a) or (b), as the case may be, for the twelve fiscal month period then ended,

(V)      each Obligor will Solvent both before and after giving effect to the incurrence of such Debt and a Senior Officer or vice president of finance or similar officer having primary responsibility for financial matters of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of the incurrence of such Debt, that all such conditions have been satisfied;

(VI)     such Debt is not secured by a Lien; and

(VII)    such Debt is evidenced by a promissory note or debt agreement that is pledged or collaterally assigned to Agent as security for the Obligations having the priority set forth in the Intercreditor Agreement;

(iii) prior to the consummation of the Final Foreign Restructuring Transactions, Debt that is owed by Sencan UK to Safariland pursuant to the UK IDA (plus any capitalized interest thereon);

(iv) prior to the consummation of the Final Foreign Restructuring Transactions, Debt of Target A Purchaser to Safariland incurred in connection with the Target A Acquisition in an aggregate principal amount, when aggregated with Investments made pursuant to clause (l) of the definition of Restricted Investments, not to exceed the Dollar Equivalent of $23,100,000 (plus any capitalized interest thereon) at any time outstanding less the amount of any principal payments made on such Debt, and otherwise on terms and conditions reasonably satisfactory to Agent;

(v) prior to the consummation of the Final Foreign Restructuring Transactions, Debt of Med-Eng ULC to Safariland incurred in connection with the Target B Acquisition in an aggregate principal amount, when aggregated with Investments made pursuant to clause (m) of the definition of Restricted Investments, not to exceed the Dollar Equivalent of $13,200,000 (plus any capitalized interest thereon) at any time outstanding less the amount of any principal payments made on such Debt, and otherwise on terms and conditions reasonably satisfactory to Agent;

(vi) prior to the consummation of the Final Foreign Restructuring Transactions, Debt (other than Debt described in subclause (i) of this clause (t)) that is owed by Canadian Borrower to Safariland pursuant to the Canadian IDA (plus any capitalized interest thereon);

(vii) after the consummation of the Final Foreign Restructuring Transactions, Debt that is owed by Dutch CV Holdco to Safariland pursuant to each Canadian IDA and the UK IDA (plus any capitalized interest thereon);

(viii) after the consummation of the Final Foreign Restructuring Transactions, Debt that is owed by a Canadian Obligor to a Non-Obligor Subsidiary in an aggregate principal amount not to exceed the aggregate principal amount of Debt owed by Dutch CV Holdco to Safariland pursuant to each Canadian IDA (plus any capitalized interest thereon);

(ix) after the consummation of the Final Foreign Restructuring Transactions, Debt that is owed to Dutch CV Holdco by a direct Subsidiary of Dutch CV Holdco in an aggregate principal amount not to exceed the aggregate principal amount of Debt owed by Dutch CV Holdco to Safariland pursuant to each Canadian IDA and the UK IDA (plus any capitalized interest thereon);

(x) Debt constituting one of the (and as set forth in the definition of) Final Foreign Restructuring Transactions, to the extent not otherwise permitted herein; and

(e)       By deleting Section 10.2.7 of the Loan Agreement and by substituting in lieu thereof the following:

10.2.7       Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) loans or advances to officers or employees in the Ordinary Course of Business pursuant to and in accordance with the terms of any Plan in an aggregate amount not to exceed the Dollar Equivalent of $1,500,000 at any time; (c) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (d) deposits with financial institutions permitted hereunder; (e) as long as no Default or Event of Default exists, intercompany loans by a U.S. Borrower to a U.S. Obligor or by a U.S. Obligor to another U.S. Obligor; (f) as long as no Default or Event of Default exists, intercompany loans by Canadian Borrower to a Canadian Obligor or by a Canadian Obligor to another Canadian Obligor; (g) as long as no Default or Event of Default exists, intercompany loans by a Foreign Obligor to another Foreign Obligor; (h) as long as no Default or Event of Default exists, intercompany loans by a Non-Obligor Subsidiary to another Non-Obligor Subsidiary; (i) loans permitted by Section 10.2.1(t); (j) loans existing as of the Closing Date and set forth on Schedule 10.2.7; (k) prior to the consummation of the Final Foreign Restructuring Transactions, as long as no Default or Event of Default exists or would be caused thereby, loans or advances by the Obligors to Sencan UK in an aggregate amount which, when aggregated with Investments made pursuant to clause (k) of the definition of Restricted Investments, do not exceed $500,000 at any one time outstanding; and (l) the Supplemental ICP Loan.

4.       Ratification and Reaffirmation. Each Obligor hereby ratifies and reaffirms the Obligations, the Loan Agreement and each of the other Loan Documents and all of such Obligor's covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents.

5.       Acknowledgments and Stipulations. Each Obligor acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Obligor are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); and the security interests and Liens granted by such Obligor in favor of Agent are duly perfected security interests and Liens having the priority set forth in the Intercreditor Agreement.

6.       Representations and Warranties. Each Obligor represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists immediately prior to or immediately after giving effect to this Amendment; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or limited liability company action on the part of Obligors and this Amendment has been duly executed and delivered by Obligors; and all of the representations and warranties made by Obligors in the Loan Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on such earlier date.

7.       Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8.       Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default in accordance with the terms and conditions set forth in Section 11.1 of the Loan Agreement.

9.       Conditions Precedent. The effectiveness of the consents contained in Section 2 of this Amendment and the amendments contained in Section 3 of this Amendment are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(a)      Agent shall have received a duly signed counterpart of this Amendment from Obligors and each Lender;

(b)      Agent shall have received a copy of a duly signed amendment to the Term Loan Agreement providing for consents and amendments substantially identical to the consents and amendments provided for herein;

(c)       Agent shall be satisfied with Obligors' corporate, capital and ownership structure and indebtedness (both before and after giving effect to the consummation of the transactions contemplated by the Final Foreign Restructuring Transactions); and

(d)       Agent shall have received such other documents, instruments and agreements as shall be requested by Agent in its reasonable discretion.

10.       Expenses of Agent. Obligors further agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

11.       Conditions Subsequent. Obligors shall, on or before June 30, 2017, comply with Section 10.1.9 of the Loan Agreement with respect to each of PSP and GH (for the avoidance of doubt, neither PSP nor GH shall be required to comply with Section 10.1.9 of the Loan Agreement prior to June 30, 2017), including, without limitation, by delivering to Agent each of the following, each in form and substance satisfactory to Agent:

(a)       a joinder to the Loan Agreement duly signed by each of PSP and GH, together with amendments to the schedules thereto to reflect the consummation of the Final Foreign Restructuring Transactions;

(b)       a Guaranty of the Canadian Obligations and a Guarantor Security Agreement, in each case duly signed by PSP;

(c)       an information certificate signed by each of PSP and GH;

(d)       a certificate of a duly authorized officer of each of PSP and GH, certifying (i) that attached copies of the applicable Person's Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to Loan Documents and the transactions contemplated thereby; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents;

(e)       copies of the charter documents of GH, certified by the Secretary of State or other appropriate official of such Person's jurisdiction of organization;

(f)        good standing certificates (or the equivalent thereof) for each of PSP and GH, issued by (i) the Secretary of State or other appropriate official of each such Person's jurisdiction of organization, and (ii) the Secretary of State or other appropriate official in each other jurisdiction where the failure of any such Person to be qualified could reasonably be expected to result in a Material Adverse Effect;

(g)       a joinder to that certain Amended and Restated Continuing Guaranty Agreement dated November 18, 2016 by U.S. Borrowers in favor of Agent for each Guaranteed Party (as defined therein) duly signed by GH;

(h)       (i) an amendment to the Pledge Agreement duly executed by each applicable Obligor, (ii) a Dutch law pledge agreement duly executed by Safariland and Sencan Holdings and acknowledged by Dutch CV Holdco, and (iii) to the extent certificated, evidence that Term Loan Agent has received the original stock certificates representing 100% of the outstanding Equity Interests of GH, and 65% of the outstanding Equity Interests of Dutch CV Holdco, having voting power and original irrevocable stock powers with respect to such certificates duly executed in blank;

(i)        written opinions of Norton Rose Fulbright LLP in respect of Dutch law matters and of Blake, Cassels & Graydon LLP in respect of Canadian law matters;

(j)        a joinder to the Intercreditor Agreement duly executed by GH and PSP;

(k)       a collateral assignment of each Canadian IDA and the UK IDA (each as defined after giving effect to the Final Foreign Restructuring Transactions), duly executed by Safariland; and

(l)       current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against PSP or GH except Permitted Liens and (ii) Agent has duly filed all financing statements necessary to perfect (or continue to perfect, as the case may be) the security interest of Agent in all of the assets of each of PSP and GH, to the extent the security interest in such assets is capable of being perfected by filing.

12.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles.

13.       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.       No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

15.       Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

16.       Further Assurances. Obligors agree to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby. In connection with the transactions contemplated hereby and subject to the conditions set forth herein, Agent, at the request of Borrowers, may execute and deliver such documents as necessary to effectuate the Final Foreign Restructuring Transactions, including the delivery of previously pledged stock certificates (other than countries organized in the United States or Mexico), to the extent held by Agent, and the release of security interests therein.

17.       Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18.       Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

19.        Parallel Liability.

(a)            In this Section 19, (i) "Corresponding Liabilities" means all present and future liabilities and contractual and non-contractual obligations of an Obligor under or in connection with the Loan Agreement, as amended by this Amendment, and the other Loan Documents, but excluding its Parallel Liability, and (ii) "Parallel Liability" means an Obligor's undertaking pursuant to this Section 19.

(b)            Each Obligor irrevocably and unconditionally undertakes to pay to Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).

(c)            The parties hereto agree that:

(i)       an Obligor's Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;

(ii)       an Obligor's Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;

(iii)       an Obligor's Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of such Obligor to Secured Parties (even though such Obligor may owe more than one Corresponding Liability to Secured Parties under the Loan Documents) and an independent and separate claim of Secured Parties to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities); and

(iv)       for purposes of this Section 19, Agent acts in its own name and not as agent, representative or trustee of Secured Parries and accordingly holds neither its claim resulting from a Parallel Liability nor any security agreement securing a Parallel Liability on trust.

[Remainder of page intentionally left blank; signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

OBLIGORS:

MAUI ACQUISITION CORP.
SAFARILAND, LLC
SAFARILAND GLOBAL SOURCING, LLC
HORSEPOWER, LLC
MUSTANG SURVIVAL HOLDINGS, INC.
MUSTANG SURVIVAL, INC.
MUSTANG SURVIVAL MFG, INC.
MED-ENG, LLC
TACTICAL COMMAND INDUSTRIES, INC.
SENCAN HOLDINGS, LLC
VIEVU, LLC
LAWMEN'S DISTRIBUTION, LLC
SAFARILAND DISTRIBUTION, LLC
UNITED UNIFORM DISTRIBUTION, LLC
MUSTANG SURVIVAL ULC
MED-ENG HOLDINGS ULC

By:	/s/ SCOTT HARRIS
Scott Harris, Chief Financial Officer

ATLANTIC TACTICAL, INC.

By:	/s/ JULIO SALVADOR
Julio Salvador, Secretary

[Signatures continued on following page.]

Consent and First Amendment to Second Amended and Restated Loan and Security Agreement (Safariland)

AGENT:

BANK OF AMERICA, N.A.

By:	/s/ JOHN M. OLSEN
John M. Olsen, Senior Vice President

U.S. LENDER AND ISSUING BANK:

BANK OF AMERICA, N.A.

By:	/s/ JOHN M. OLSEN
John M. Olsen, Senior Vice President

[Signatures continued on following page.]

Consent and First Amendment to Second Amended and Restated Loan and Security Agreement (Safariland)

CANADIAN LENDER AND ISSUING BANK:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ SYLWIA DURKIEWICZ
Name:	Sylwia Durkiewicz
Title:	Vice President

Consent and First Amendment to Second Amended and Restated Loan and Security Agreement (Safariland)